           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 3, 2000

                                                    REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT

                                     Under
                           The Securities Act of 1933
                      ------------------------------------
                             JUNIPER NETWORKS, INC.
             (Exact name of Registrant as specified in its charter)

               DELAWARE                                 3661                                77-042258
   (State or other jurisdiction of          (Primary Standard Industrial                 (I.R.S. Employer
    incorporation or organization)          Classification Code Number)                Identification No.)

                              385 RAVENDALE DRIVE
                            MOUNTAIN VIEW, CA 94043
   (Address, including zip code, of Registrant's principal executive offices)
                      ------------------------------------

                                 LISA C. BERRY
                         GENERAL COUNSEL AND SECRETARY
                             JUNIPER NETWORKS, INC.
                  385 RAVENDALE DRIVE, MOUNTAIN VIEW, CA 94043
                                 (650) 526-8000
(Name, address, and telephone number, including area code, of agent for service)
                      ------------------------------------

                                   Copies to:

                  JUDITH MAYER O'BRIEN                                        NORA L. GIBSON
                      JOHN A. FORE                                          LINDSAY C. FREEMAN
                   BRUCE M. MCNAMARA                                           LORA D. BLUM
            WILSON SONSINI GOODRICH & ROSATI                          BROBECK PHLEGER & HARRISON LLP
                PROFESSIONAL CORPORATION                                        ONE MARKET
                   650 PAGE MILL ROAD                                       SPEAR STREET TOWER
                  PALO ALTO, CA 94304                                    SAN FRANCISCO, CA 94105
                     (650) 493-9300                                           (415) 442-0900

                      ------------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                      ------------------------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [ ]

If this Form is file to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [X] 333-96171

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                      ------------------------------------
                        CALCULATION OF REGISTRATION FEE

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                                                                 PROPOSED MAXIMUM
                    TITLE OF EACH CLASS                             AGGREGATE                AMOUNT OF
               OF SECURITIES TO BE REGISTERED                   OFFERING PRICE(1)         REGISTRATION FEE
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4.75% Convertible Subordinated Notes due March 15, 2007          $172,500,000(2)              $45,540
Common Stock, par value $0.00001 per share, issuable upon
  conversion of 4.75% Convertible Subordinated Notes due
  March 15, 2007                                                       (3)                      (3)
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

(1) Estimated solely for the purpose of computing the registration pursuant to Rule 457(o) of the Securities Act of 1933.

(2) Exclusive of accrued interest, if any.

(3) No additional consideration will be received for any shares of common stock issued upon conversion or exchange of the 4.75% Convertible Subordinated Notes due March 15, 2007. Pursuant to Rule 416 under the Securities Act of 1933 this registration statement also includes an indeterminate number of shares that may be issued upon conversion of the 4.75% Convertible Subordinated Notes due March 15, 2007 as a result of anti-dilution and other provisions of the convertible notes.
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                                EXPLANATORY NOTE

This registration statement is being filed by Juniper Networks, Inc. pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement includes the facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being offered hereby and a related consent and an accountant's consent. This registration statement relates to the registrant's 4.75% Convertible Subordinated Notes due March 15, 2007 contemplated by the Registration Statement on Form S-1 (File No. 333-96171) filed by the registrant with the Securities and Exchange Commission on February 4, 2000, as amended by Amendment No. 1 thereto filed with the SEC on February 14, 2000, Amendment No. 2 thereto filed with the SEC on February 23, 2000 and Amendment No. 3 thereto filed with the SEC on March 2, 2000, which was declared effective by the SEC on March 2, 2000. The registrant is filing this registration statement for the sole purpose of increasing the aggregate principal amount of the 4.75% Convertible Subordinated Notes due March 15, 2007 by $150,000,000, the aggregate principal amount that the underwriters have an option to purchase by $22,500,000 and increasing the aggregate offering price to the public by $172,500,000. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1 (File No. 333-96171), as amended, of the registrant, including the exhibits and the power of attorney thereto, are incorporated by reference into this registration statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the second day of March, 2000.

                                          JUNIPER NETWORKS, INC.

                                          By:                  *
                                            ------------------------------------
                                              Scott Kriens
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                    TITLE                       DATE
                  ---------                                    -----                       ----
*                                              President, Chief Executive Officer and  March 2, 2000
---------------------------------------------  Chairman of the Board (Principal
Scott Kriens                                   Executive Officer)

*                                              Chief Financial Officer (Principal      March 2, 2000
---------------------------------------------  Financial and Accounting Officer)
Marcel Gani

*                                              Chief Technical Officer and Vice        March 2, 2000
---------------------------------------------  Chairman of Board
Pradeep Sindhu

*                                              Director                                March 2, 2000
---------------------------------------------
William R. Hearst III

*                                              Director                                March 2, 2000
---------------------------------------------
Vinod Khosla

*                                              Director                                March 2, 2000
---------------------------------------------
C. Richard Kramlich

*                                              Director                                March 2, 2000
---------------------------------------------
William Stensrud

* /s/ LISA C. BERRY                            Attorney-in-Fact                        March 2, 2000
------------------------------------------
  Lisa C. Berry

                               INDEX TO EXHIBITS

 EXHIBIT
  NUMBER    DESCRIPTION OF DOCUMENT
 -------    -----------------------
  5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional
            Corporation
 23.1       Consent of Ernst & Young LLP, Independent Auditors
 23.2       Consent of Counsel. Reference is made to Exhibit 5.1.
 24.1*      Power of Attorney.

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* Incorporated by reference to the Registration Statement on Form S-1 of the registrant (333-96171)